UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 3, 2026

ARTERIS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40960	27-0117058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 E. Hamilton Avenue Suite 300
Campbell, CA 95008
(Address of principal executive offices, including Zip code)

Registrant’s telephone number, including area code: (408) 470-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AIP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2026, the Board of Directors (the “Board”) of Arteris, Inc. (the “Company”) appointed Saurabh Sinha as the Company’s Chief Financial Officer, effective as of September 8, 2026 (the “Start Date”). Mr. Sinha will also serve as the Company’s principal financial officer and principal accounting officer. Prior to this appointment, Mr. Sinha had served as Aeva Technologies, Inc.’s Chief Financial Officer since September 2020. Prior to joining Aeva, Mr. Sinha was the Chief Accounting Officer of JUUL Labs from July 2018 to August 2020 and served as its interim Chief Financial Officer from January 2020 to May 2020. Prior to joining JUUL Labs, Mr. Sinha held various finance leadership roles, from March 2014 to June 2018, at InvenSense Inc., a motion sensors company. Mr. Sinha received his Bachelor of Commerce degree from the University of Delhi, India and his Master of Business Administration from The Wharton School of the University of Pennsylvania.

The Company entered into an offer letter with Mr. Sinha dated July 16, 2026 (the “Offer Letter”) which provides that, among other things, Mr. Sinha will receive an annual base salary of $440,000, and will be eligible to participate in the Company’s Management Performance Bonus Plan with a target bonus opportunity of 60% of Mr. Sinha’s annual base salary, based on the attainment of one or more pre-established performance goals.

As a material inducement for Mr. Sinha to accept the terms and conditions of the Offer Letter and enter into an employment relationship with the Company as its CFO, the Offer Letter provides for the grant to Mr. Sinha of the following two equity awards which are intended to be granted under the Company’s 2022 Employment Inducement Incentive Plan effective as of the Start Date: (1) an award of performance stock units with a target grant value of $1,000,000 and which will be eligible to vest based upon (i) the Company achieving annual trailing four (4) quarters’ publicly reported revenue of $200,000,000 or greater at any time on or before December 31, 2030, and, subsequently, (ii) the Company’s common stock achieving a closing share price of $65 or greater, calculated as an average over a trading period of fifteen (15) trading days, at any time on or before December 31, 2031, subject to Mr. Sinha’s continued service through the applicable vesting date (the “2026 PSU”), and (2) an award of Restricted Stock Units with a target grant value of $3,700,000 (the “RSU”) which will vest over four (4) years, with 25% of the shares vesting on the anniversary of the grant date, and the remaining RSUs vesting pro rata by day on the first day of each 12 consecutive quarters thereafter and aligned with fiscal quarterly vesting commencing January 1, 2028.

The Offer Letter also provides for the grant to Mr. Sinha of a performance stock unit award with a target grant value of $1,000,000 that will vest based on performance metrics established under the Company’s Long-Term Incentive Program (“LTIP”) for the performance period beginning January 1, 2027 (the “2027 PSU”). The Company intends to recommend to the Board that the 2027 PSU be granted pursuant to the Company’s 2021 equity incentive plan at the same time as the Company’s 2027 focal grants are awarded to the Company’s executive officers.

The number of shares to be subject to the 2026 and 2027 PSUs and the RSU will be determined by dividing the target grant values of $1,000,000 and $3,700,000, respectively, by the 30-day trailing average of the Company’s common stock price immediately prior to the effective date of grant.

The Offer Letter Provides that Mr. Sinha will be eligible to enter into the Company’s Form of Executive Change in Control Severance Agreement and Form of Indemnification Agreement, copies of which have been included as Exhibit 10.12 and Exhibit 10.14, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Mr. Sinha has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, he is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of Mr. Sinha’s compensation arrangement with the Company is qualified in its entirety to the offer letter filed as Exhibit 10.1 to this Report, and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On August 6, 2026, the Company issued a press release announcing the leadership change described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Section 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index.

Exhibit Number	Description

10.1	Offer Letter between Arteris, Inc. and Saurabh Sinha, dated July 16, 2026

99.1	Press Release dated August 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2026

By:	/s/ K. Charles Janac
Name:	K. Charles Janac
Title:	Chief Executive Officer

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